Exhibit 99.906CERT

CERTIFICATIONS

I, Joseph F. Keefe, principal executive officer of Pax World High Yield Fund, Inc. (the “Registrant”), certify that to my knowledge:

1.                                       The Form N-CSR of the Registrant for the period ended December 31, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.                                       The information contained in the Form N-CSR of the Registrant for the period ended December 31, 2006 fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:  February 28, 2007

/s/ Joseph F. Keefe
Joseph F. Keefe
President (Principal Executive Officer)

I, Alicia K. DuBois, principal financial officer of Pax World High Yield Fund, Inc. (the “Registrant”), certify that to my knowledge:

1.                                       The Form N-CSR of the Registrant for the period ended December 31, 2006 fully compiles with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.                                       The information contained in the Form N-CSR of the Registrant for the period ended December 31, 2006 fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:  February 28, 2007

/s/ Alicia K. DuBois
Alicia K. DuBois
Treasurer (Principal Financial Officer)